UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

EXP WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55300

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, eXp World Holdings, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Russell Cofano, the President and General Counsel of the Company, and on July 28, 2017, Mr. Cofano resigned as President and General Counsel of the Company and terminated his employment relationship with the Company.

Under the Separation Agreement, the Company will pay Mr. Cofano a separation payment of $239,301, net of applicable taxes, of which $150,000 will be paid within ten days of the effective date of the Agreement (as defined therein) and the remainder paid in three monthly installments in the gross amount of $29,767 each. In addition, in exchange for relinquishing his rights under prior option and stock awards, the Company has agreed to pay Mr. Cofano $341,700, net of applicable taxes, in monthly installment payments of $20,100 beginning on the fourth month following the effective date of the Agreement.

In addition, Mr. Cofano will be subject to non-competition and non-solicitation covenants and has agreed to provide 12 weeks of executive transition assistance to the Company. The Separation Agreement also contains mutual releases and other customary terms.

Following Mr. Cofano’s resignation, Glenn Sanford will remain the Chief Executive Officer of the Company.

The description of the Separation Agreement and Release between the Company and Mr. Cofano contained in this Form 8-K is qualified in its entirety by reference to the complete text thereof filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and Release between Russell Cofano and the Company, dated July 27, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2017

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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